EXHIBIT 12(a)(5)(A)

Data Storage Corporation Provides Letter to Shareholders Highlighting 2026 Corporate Strategy

MELVILLE, N.Y., December 18, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“Data Storage” or the “Company”), today provided a letter to shareholders from its CEO, Chuck Piluso.

Dear Valued Shareholders,

As we look ahead to 2026, I would like to outline the strategic direction we plan to pursue while noting that as we progress through the Tender Offer process, expected to be completed on or about January 12th, we will gain a clear understanding of our available cash and can begin executing the plan.

2026 Strategy Outline

Our 2026 plan centers on a disciplined hybrid acquisition strategy that focuses on technology consolidation and the acquisition of companies at attractive multiples, while remaining selective in pursuing additional investments across the technology market.

We intend to evaluate acquisition opportunities including technology-enabled service providers such as managed IT, cybersecurity monitoring, telecom and UCaaS platforms. We plan to concentrate on these areas because we see ripe opportunities to acquire companies with solid annual recurring revenue, high margins, established customer bases, and clear pathways to scale.

These organizations operate in a stable, mission-critical layer of the technology stack—powering and securing business operations without depending on frontier research or high-intensity computing. They deliver proven, recurring-revenue services such as unified communications, data protection, compliance support, networking, and other essential technology services.

We believe these types of companies offer stable earnings, strong gross margins, and highly fragmented markets, making them attractive targets for disciplined consolidation and long-term value creation.

Primary Focus: Consolidation

We intend to prioritize acquisitions in areas such as compliance-as-a-service, document security and digitization, access-control, healthcare BPO, and niche micro-SaaS+ services.

Secondary Focus: Selective Investments

We remain committed to evaluating companies that utilize GPUs, AI workflow tools, and automation platforms—pursuing them only when aligned with disciplined valuation criteria. To support our efforts, we have established an experienced advisory team that has the background to assist us in direction and diligence.

Why This Benefits Shareholders

● Stable recurring revenue
● Attractive valuations
● Lower integration risk
● Strong cross-selling opportunities
● Flexibility to invest in technology market

Operational Focus for 2026

To support this strategy, we plan to further repeat our centralized inbound marketing engine, enhance cross-selling capabilities, leverage a shared CRM, and continue implementing unified operational standards across business units.

Closing

Our approach remains steady—grow where economics make sense, preserve optionality, and continue creating long-term shareholder value.

Sincerely,
Chuck Piluso
Chief Executive Officer & Chairman
Data Storage Corporation

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), through its subsidiary today, Nexxis, Inc., provides Voice over Internet Protocol (“VoIP”)/Unified Communications and dedicated internet connectivity as part of DTST’s one-stop solution set. Once the tender offer is complete, DTST plans to invest in and support businesses, including, but not limited to, GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications. The Company’s mission is to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. For more information, visit www.dtst.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding the strategic plan the Company plans to pursue; the Tender Offer process being completed on or about January 12th; gaining a clear understanding of available cash and begin executing the plan; centering on a disciplined hybrid acquisition strategy that focuses on technology consolidation and the acquisition of companies at attractive multiples, while remaining selective in pursuing additional investments across the technology market; evaluating acquisition opportunities including technology-enabled service providers such as managed IT, cybersecurity monitoring, telecom and UCaaS platforms; seeing ripe opportunities to acquire companies with solid annual recurring revenue, high margins, established customer bases, and clear pathways to scale; companies offering stable earnings, strong gross margins, and highly fragmented markets, making them attractive targets for disciplined consolidation and long-term value creation; prioritizing acquisitions in areas such as compliance-as-a-service, document security and digitization, access-control, healthcare BPO, and niche micro-SaaS+ services; remaining committed to evaluating companies that utilize GPU’s, AI workflow tools, and automation platforms—pursuing them only when aligned with disciplined valuation criteria; benefiting shareholders by providing stable recurring revenue, attractive valuations, lower integration risk, strong cross-selling opportunities and flexibility to invest in technology market; plans to further repeat the Company’s centralized inbound marketing engine, enhance cross-selling capabilities, leverage a shared CRM, and continue implementing unified operational standards across business units; growing where economics make sense, preserving optionality, and continuing creating long-term shareholder value; and building sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to implement a disciplined hybrid acquisition strategy that focuses on technology consolidation and the acquisition of companies at attractive multiples, while remaining selective in pursuing additional investments across the technology market; the Company’s ability to complete the Tender Offer process as expected; the Company’s ability to invest in and support businesses including technology-enabled service providers such as managed IT, cybersecurity monitoring, telecom and UCaaS platforms; the Company’s ability to acquire companies with solid annual recurring revenue, high margins, established customer bases, and clear pathways to scale; the Company’s ability to benefit stockholders by providing stable recurring revenue, attractive valuations, lower integration risk, strong cross-selling opportunities and flexibility to invest in technology market; the Company’s ability to further repeat the Company’s centralized inbound marketing engine, enhance cross-selling capabilities, leverage a shared CRM, and continue implementing unified operational standards across business units; the Company’s ability to grow where economics make sense, preserve optionality, and continue to creating long-term stockholder value; and the Company’s ability to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Additional Information

The press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer for the shares of Common Stock described in this press release is described in a tender offer statement on Schedule TO the Company filed with the Securities and Exchange Commission (“SEC”) on December 8, 2025.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents have been made available to all holders of shares of the Company’s Common Stock at no expense to them. The tender offer materials are available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at www.dtst.com.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com